July 26, 2002

Exabyte Corporation
1685 38th Street
Boulder, CO 80301

          Re:     Registration Statement on Form S-3 of Exabyte
                   Corporation filed July 26, 2002

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Exabyte Corporation (the "Company") of Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 333-90080, (the "Registration Statement") with the Securities and Exchange Commission covering the registration of the resale of up to: 25,853,013 shares of the Company's common stock, $.001 par value; 1,500,000 shares of the Company's outstanding Series G Preferred Stock, $.001 par value; 8,437,500 shares of the Company's outstanding Series I Preferred Stock, $.001 par value; and warrants that may be issued upon redemption or other involuntary retirement of the Series I Preferred Stock (the "warrants"). The common stock to be registered includes:

(i)     1,250,000 shares issuable upon conversion of 1,500,000 shares of the Company's
        Series G convertible preferred stock, $.001 par value (the "Series G Conversion
        Shares");

(ii)    up to 808,000 shares issuable as a dividend on the Series G preferred stock (the
        "Series G Dividend Shares");

(iii)   9,650,000 shares issuable upon conversion of 9,650,000 shares of Series H preferred stock (the Series H Conversion Shares"); and

(iv)   14,145,012 shares issuable upon conversion of 8,437,500 shares of the Company's
        Series I convertible preferred stock, $.001 par value, or, if applicable, upon the exercise of warrants that may be issued upon redemption or other involuntary retirement of the Series I preferred stock (the "Series I Conversion Shares").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

          (i)     the shares of Series G preferred stock are validly issued, fully paid and nonassessable;

          (ii)    the Series G Conversion Shares have been duly and validly authorized for issuance upon conversion of the Series G preferred stock in accordance with the terms of (A) the Certificate of Designation of Powers, Preferences,
                  Rights, Qualifications, Limitations and Restrictions of Series G Convertible
                  Preferred Stock of Exabyte Corporation, as filed with the Secretary of State of Delaware, and (B) the Certificate of Correction of the Certificate of
                  Designation of Powers, Preferences, Rights, Qualifications, Limitations and
                  Restrictions of Series G Convertible Preferred Stock of Exabyte
                  Corporation, as filed with the Secretary of State of Delaware (together, the
                   "Series G Certificate of Designation") and, when so issued, will be validly issued, fully paid and nonassessable;

          (iii)   the Series G Dividend Shares have been duly and validly authorized for issuance when, as and if declared by the Board of Directors of the Company as a dividend upon shares the Series G preferred stock in accordance with the terms of the Series G Certificate of Designation and, when so issued, will be validly issued, fully paid and nonassessable;

          (iv)   the Series H Conversion Shares have been duly and validly authorized for issuance upon conversion of the Series H preferred stock in accordance with the terms of the Certificate of Designation of Powers, Preferences, Rights,
                  Qualifications, Limitations and Restrictions of Series H Convertible
                  Preferred Stock of Exabyte Corporation, as filed with the Secretary of State of Delaware, and when so issued, will be validly issued, fully paid and nonassessable;

          (v)    the shares of Series I preferred stock are, or will be when issued in accordance with the terms of the Series I Purchase Agreement, validly issued, fully paid and nonassessable;

          (vi)   the Series I Conversion Shares have been duly and validly authorized for issuance upon conversion of the Series I preferred stock in accordance with the terms of the Certificate of Designation of Powers, Preferences, Rights,
                  Qualifications, Limitations and Restrictions of Series I Convertible
                  Preferred Stock of Exabyte Corporation, as filed with the Secretary of State of Delaware, and when so issued, will be validly issued, fully paid and nonassessable; and

          (vii)  the warrants have been duly and validly authorized for issuance upon redemption or other involuntary retirement of the Series I preferred stock and, when so issued, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Sincerely,

                                               /s/ Holland & Hart LLP

                                               Holland & Hart LLP